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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Schuler Homes, Inc. pertaining to the Schuler Homes, Inc. 2000 Stock Incentive Plan and the Schuler Homes, Inc. 1998 Employee Stock Purchase Plan, of our report dated June 27, 2001 for Schuler Homes, Inc., our report dated May 16, 2001 for Schuler Residential, Inc. and our report dated April 30, 2001 for Western Pacific Housing, each included in Schuler Homes Inc.'s Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 29, 2001

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS